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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NBTY, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
for
February 7, 2005
Annual Meeting of Stockholders
of NBTY, Inc.

NBTY, Inc.
90 Orville Drive
Bohemia, New York 11716

January 7, 2005

Dear Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of NBTY, Inc. to be held on February 7, 2005, at 10:00 A.M., local time, at 2100 Smithtown Avenue, Ronkonkoma, New York. On the following pages, you will find information about the meeting, together with a Proxy Statement.

        At the meeting, management will review NBTY's operations, discuss the financial statements for the fiscal year ended September 30, 2004, as well as our plans for the future. A question and answer session for stockholders will follow.

        Your vote is important to us. If you cannot be with us in person, please be sure to vote your shares by proxy. This may be accomplished by: (i) signing and dating the enclosed proxy card and returning it in the postage-paid return envelope; (ii) voting your shares over the Internet; or (iii) voting your shares by telephone. Your prompt return of the proxy card or vote over the Internet or by telephone will help us avoid additional solicitation costs. If you send in the proxy card and attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the Annual Meeting and vote your shares in person. Instructions for voting over the Internet or by telephone accompany the Proxy Statement.

Sincerely,

Scott Rudolph, Chairman of the Board and Chief Executive Officer

NBTY, INC.
90 Orville Drive, Bohemia, New York 11716

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

        Notice is hereby given that the 2005 Annual Meeting of Stockholders of NBTY, Inc. (the "Company") will be held at 2100 Smithtown Avenue, Ronkonkoma, New York 11779 on February 7, 2005, at 10:00 A.M., local time, for the purpose of considering and taking action on the following:

  (1)
  to re-elect each of Scott Rudolph, Murray Daly and Peter J. White as a Class II member of the Board of Directors, to serve until the 2008 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  (2)
  to ratify the Board of Directors' appointment of Deloitte & Touche LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2005; and

  (3)
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders who were owners of shares of NBTY, Inc. common stock at the close of business on January 4, 2005 (the "Record Date") may attend and vote at the 2005 Annual Meeting or may vote by proxy (i) by signing and dating the enclosed proxy card and returning it to the Company; (ii) on the Internet; or (iii) by telephone.

        This summary is qualified in its entirety by the detailed information contained within the enclosed Proxy Statement.

        We look forward to seeing you at the 2005 Annual Meeting.

Cordially,

Scott Rudolph Chairman of the Board and Chief Executive Officer

Bohemia, New York
January 7, 2005

NBTY, INC.
90 Orville Drive, Bohemia, New York 11716

PROXY STATEMENT
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE SOLICITATION

        The Proxy Statement and enclosed Proxy Card are being furnished to all holders as of January 4, 2005 (the "Record Date") of the common stock, par value $0.008 per share (the "Common Stock"), of NBTY, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company for use at the 2005 Annual Meeting of Stockholders to be held on February 7, 2005, and at any adjournments thereof (the "Meeting"). The persons named as proxies on the Proxy Card were selected by the Board of Directors of the Company.

        The Company anticipates first sending this Proxy Statement and the enclosed Proxy Card to its stockholders on or about January 7, 2005. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended September 30, 2004 (the "2004 Fiscal Year"), is being mailed together with this Proxy Statement to stockholders entitled to vote at the Meeting. The Annual Report is not to be regarded as proxy soliciting material.

        The enclosed Proxy Card provides that each stockholder may specify that his or her shares (i) be voted "FOR" the election of the named nominees to the Company's Board of Directors with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee or nominees; and (ii) be voted "FOR", "AGAINST" or "ABSTAIN" from voting with respect to the Board of Directors' appointment of Deloitte & Touche LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2005. Except with respect to broker "non-votes", where a signed Proxy Card is returned but no choice is specified, the shares will be voted "FOR" the election of each named nominee to the Company's Board of Directors and "FOR" the ratification of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2005. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

        Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote or a broker "non-vote" is deemed to be "present" for quorum purposes but is not deemed to be a "vote cast" at the Meeting. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of Directors, which requires approval of a plurality of the votes cast at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors, up to the maximum number of Directors to be chosen at the Meeting. Consequently, any shares not voted (whether by abstention, withholding authority or broker "non-vote") have no impact in the election of Directors.

        Abstentions and broker "non-votes" will have the same effect as votes "AGAINST" the ratification of the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2005. Approval of this appointment requires a majority vote "FOR" the proposal by the holders of shares of Common Stock present, in person or represented by proxy, at the Meeting (at which a quorum is present). Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order for a quorum to be present.

        All shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on those proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or prior to taking of the vote at the Meeting, a written notice of revocation or a duly executed Proxy

Card, in either case dated later than the prior proxy relating to the same shares, or (ii) by attending the Meeting and voting in person (although attendance at the Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent Proxy Card should be sent to NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, or hand-delivered to the Secretary, at or before the taking of the vote at the Meeting. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card. Except as set forth above, if no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

        If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named in the enclosed Proxy Card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the Proxy Card would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Meeting or that the Meeting will be adjourned.

        The Company has fixed the close of business on January 4, 2005 as the Record Date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the Meeting. On January 4, 2005, the Company had issued and outstanding approximately 67,160,300 shares of its Common Stock, which were the only outstanding shares of the capital stock of the Company. Holders of Common Stock are entitled to one vote for each share owned of record.

PROPOSAL 1.

ELECTION OF DIRECTORS

        The Company's Amended and Restated By-Laws provide that the members of the Board of Directors of the Company shall be divided into three classes and that the number of Directors constituting the Board of Directors shall from time to time be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote. As of the date of this Proxy Statement, the Board of Directors is comprised of eleven members, with Class I Directors consisting of three members, Class II Directors consisting of four members (which includes a vacant seat, following Mr. Rosenblatt's December 9, 2004 resignation), and Class III Directors consisting of four members, each of whom shall serve until the end of each respective three-year term, or until their successors are duly elected and qualified. The Board of Directors has nominated each of Scott Rudolph, Murray Daly and Peter J. White for re-election as a Class II Director. Murray Daly has reached the mandatory retirement age for Directors under our Corporate Governance Guidelines; however, due to the timing of Mr. Nathan Rosenblatt's resignation from the Board, the Nominating/Corporate Governance Committee decided that it is in the best interest of the Company and its stockholders to make an exception to this policy for Mr. Daly and to nominate him for re-election as a Class II Director.

        Stockholders of the Company do not have cumulative voting rights with respect to the election of Directors. It is the intention of the persons named in the enclosed Proxy Card to vote such proxy "FOR" the election of the named nominees for Class II directorships unless authorization is withheld on the Proxy Card. Should any nominee be unable or unwilling to serve as a Director, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

Information as to Director Nominees

        The following table provides information as of January 4, 2005 with respect to each of the Company's Director nominees.

Name and year first became a Director of the Company	Age	Principal Occupation during the past Five Years

CLASS II—Terms Expiring at the 2008 Annual Meeting of Stockholders
Scott Rudolph 1986	47
		The Chairman of the Board of Directors and Chief Executive Officer and a more than 5% stockholder of the Company. He served as the Chairman of the Board of Directors of Dowling College, Long Island, New York from 1997 through 2000, and is currently the Vice Chairman of the Dowling College Board. He joined the Company in 1986. He is the son of Arthur Rudolph.
Murray Daly 1971	77	Is retired, having formerly been a Vice President of J.P. Egan Office Equipment Co., an office equipment company, and is a consultant to the office equipment industry.
Peter J. White 2001	50
		President and Chief Executive Officer of I.J. White Corporation, a company based in Farmingdale, New York, engaged in the worldwide engineering and manufacturing of conveying systems for the food industry.

Information as to Directors Continuing in Office

        The following table provides information as of January 4, 2005 with respect to each of the Company's Directors whose terms expire subsequent to the Meeting.

Name and year first became a Director of the Company	Age	Principal Occupation during the past Five Years

CLASS I—Terms Expiring at the 2006 Annual Meeting of Stockholders
Aram G. Garabedian 1971	69
		Elected a State Senator of the State of Rhode Island in 2000 and had been a representative in that State's legislature from 1972 through 1978, and 1998 through 2000. Since 1986, he has been a real estate property manager and developer in Rhode Island and is the President of Bliss Properties, Inc. He was associated with the Company and its predecessor, Arco Pharmaceuticals, Inc., for 20 years in a sales capacity and as an officer.
Bernard G. Owen 1971	76	Is retired, having been previously associated with Cafiero, Cuchel and Owen Insurance Agency, Pitkin, Owen Insurance Agency and Wood-HEW Travel Agency.
Alfred Sacks 1971	77	President of Al Sacks, Inc., an insurance consulting firm, for the past 42 years.

CLASS III—Terms Expiring at the 2007 Annual Meeting of Stockholders
Arthur Rudolph 1971	77
		Founded Arco Pharmaceuticals, Inc., the Company's predecessor, in 1960 and founded the Company in 1971. He served as the Company's Chief Executive Officer and Chairman of the Board of Directors until his resignation in September 1993. He is the father of Scott Rudolph. He has been a consultant to the Company since 1997.
Glenn Cohen 1988	45	President of 1641 Bellmore Road Corp., a residential/commercial real estate development corporation; and President of Save-on Sprinkler Co., a sprinkler company.
Michael L. Ashner 1998	52
		President and Chief Executive Officer of Winthrop Financial Associates, a privately held real estate investment banking firm, since 1995. Mr. Ashner is also Chairman and Chief Executive Officer of First Union Real Estate Equity and Mortgage Investments ("First Union"). Mr. Ashner serves on the Board of Directors of First Union and Greate Bay Hotel and Casino, Inc.
Michael C. Slade 1998	55
		Senior Vice President and Secretary of the Company. He was the President and an owner of Nutrition Headquarters Corp. and Nutro Laboratories, Inc. before their acquisition by the Company in 1998. He is a member of the Board of Trustees of North Shore—LIJ Health System. He is also a member of the Board of Trustees of North Shore—LIJ Research Institute.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF SCOTT RUDOLPH, MURRAY DALY AND PETER J. WHITE AS CLASS II DIRECTORS

Independence of Board Members

        The Board of Directors reviews the independence of its members on an annual basis. No Director will be deemed to be independent unless the Board affirmatively determines that the Director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board observes all criteria for independence established by the New York Stock Exchange (where the Company's Common Stock is listed for trading) and other applicable laws and regulations.

        In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that all of the directors are independent, with the exception of Messrs. Arthur Rudolph, Scott Rudolph, Michael Slade and Glenn Cohen. Scott Rudolph and Michael Slade are not independent because they are both executive officers of the Company. Arthur Rudolph is not independent because he is the father of Scott Rudolph and because of his consulting agreement with the Company (described in more detail below under "Compensation of Directors"). Glenn Cohen is not considered independent because during the fiscal year ended September 30, 2002 the Company's payments to Save-On Sprinkler Co., a company owned by Glenn Cohen, and Glenn-Scott Landscaping & Design, a company owned by Mr. Cohen's brother, were in excess of $100,000, a threshold established by the New York Stock Exchange for determination of independence.

        Following every meeting of the Board, the Company's non-management directors meet without management present. There is not a predetermined non-management director who presides over all such meetings. At each meeting, the non-management directors choose a presiding member for such meeting, based upon the topics to be discussed. "Non-management" directors are all those directors who are not executive officers, and include directors who are not considered to be independent under regulations issued by the Securities and Exchange Commission (the "SEC") or the New York Stock Exchange. The Company's non-management directors are: Michael L. Ashner, Glenn Cohen, Murray Daly, Aram G. Garabedian, Bernard G. Owen, Arthur Rudolph, Alfred Sacks and Peter J. White.

Committees of the Board of Directors

        The Board of Directors has four standing committees: (i) an Audit Committee; (ii) a Compensation and Stock Option Committee; (iii) a Nominating/Corporate Governance Committee; and (iv) a Strategic Planning Committee.

        The Audit Committee is composed of Michael L. Ashner (Chairman), Alfred Sacks, and Peter J. White. The Audit Committee is comprised entirely of independent Directors. The Audit Committee is charged with assisting the Board in its oversight of (i) the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function; (ii) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control; and (iii) the Company's compliance with legal and regulatory requirements. The Audit Committee provides an avenue of communication among management, the independent accountants, the internal auditors and the Board. In carrying out its responsibilities, the Audit Committee also meets with the independent auditors in executive session, without members of management present. The Audit Committee met seven times during the 2004 Fiscal Year. The Audit Committee's written charter is posted on the Company's web site at www.nbty.com under the link "Corporate Governance". A printed copy of the charter is also available to any stockholder of the Company who requests it by writing to the Corporate Secretary at the Company's headquarters.

        The Compensation and Stock Option Committee is composed of Murray Daly (Chairman), Aram G. Garabedian and Alfred Sacks. The Compensation Committee is comprised entirely of independent Directors. The Compensation Committee is charged with assisting the Board in (i) developing and periodically reviewing compensation policies for the Company, including stock options, restricted stock and similar rewards, consistent with and linked to the Company's strategies; (ii) evaluating the performance of the Company's Chief Executive Officer ("CEO") and determining his compensation annually; (iii) recommending the compensation of the Company's other officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs; (v) recommending to the Board the fees of outside directors; (vi) reviewing and approving new Company benefit plans and amendments to existing benefit plans; (vii) approving all equity-based compensation plans; and (viii) reviewing benefit plan administration. The Compensation Committee met once during the 2004 Fiscal Year. The Compensation Committee's report on executive compensation begins on page 13. The Compensation Committee's written charter is posted on the Company's web site at www.nbty.com under the link "Corporate Governance". A printed copy of the charter is also available to any stockholder of the Company who requests it by writing to the Corporate Secretary at the Company's headquarters.

        The Nominating/Corporate Governance Committee is composed of Peter J. White (Chairman), Murray Daly and Bernard G. Owen. The Nominating Committee is composed entirely of independent Directors. The Nominating Committee is charged with assisting the Board in (i) establishing criteria for Board membership; (ii) searching for and screening candidates to fill vacancies on the Board; (iii) recommending an appropriate slate of candidates for election each year; (iv) evaluating the performance of individual directors; (v) assessing the overall performance of the Board; (vi) considering issues regarding the composition and size of the Board; (vii) monitoring a process to assess board effectiveness; and (viii) developing and implementing the Company's Corporate Governance Guidelines. The Nominating Committee met once during the 2004 Fiscal Year. The Nominating Committee's written charter and the Company's Corporate Governance Guidelines are available on the Company's web site at www.nbty.com under the link "Corporate Governance". A printed copy of the charter is also available to any stockholder of the Company who requests it by writing to the Corporate Secretary at the Company's headquarters.

        Nominees may be suggested by the Directors, by members of management, or by stockholders. The Company may also, in its discretion, engage a third party to assist in the search for Director candidates. Each of the nominees proposed for election at the Meeting is a currently serving Director. The Nominating/Corporate Governance Committee is currently in the process of reviewing suitable candidates to fill the vacancy resulting from Mr. Rosenblatt's resignation.

        The Nominating/Corporate Goverance Committee will consider nominations for Board membership by stockholders. Stockholders wishing to nominate Director candidates for consideration may do so by writing to NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, and providing the candidate's name, age, biographical data and qualifications. Recommendations by stockholders that are made in accordance with these procedures will be evaluated in the same manner as other candidates. In its assessment of any potential candidate, the Nominating/Corporate Governance Committee will review the nominee's judgment, experience, independence, understanding of the Company's industry and markets or related industries and markets, and any other factors that the Nominating/Corporate Governance Committee believes are pertinent in light of the current needs of the Board. In addition, the Nominating/Corporate Governance Committee will also take into account the requirements set forth in the Company's Corporate Governance Guidelines, as well as the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

        The Strategic Planning Committee is composed of Scott Rudolph (Chairman), Arthur Rudolph, Michael C. Slade and Aram G. Garabedian. The Strategic Planning Committee exercises the broad powers and authority granted to it under the Company's Amended and Restated By-Laws, including such prerogatives as evaluating potential acquisitions, exploring new marketing areas and assisting in the formulation of major policy objectives. The Strategic Planning Committee met once during the 2004 Fiscal Year.

        During the 2004 Fiscal Year, the Board convened five regular Board meetings. No special Board meetings were held. Each Director attended at least 75% of the Board meetings and the meetings of the Committees of which such Director was a member.

Audit Committee Financial Expert

        The SEC has adopted rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, requiring public companies to disclose information about "audit committee financial experts." The Board of Directors of the Company has concluded that none of the three independent audit committee members meet the narrow SEC definition of "audit committee financial expert" as none have served as a principal accounting officer or public accountant, or have been responsible for actively supervising a principal accounting officer. Neither SEC regulations nor the New York Stock Exchange listing standards require the Company to have a financial expert on its Audit Committee; however, SEC regulations require that the Company disclose whether it has a "financial expert" on its Audit Committee. The Company continues to review the credentials of, and interview, candidates to join the Board as an audit committee financial expert. To date, however, the Company has not found a candidate it believes has both the requisite financial expertise and appropriate experience in the nutritional supplement industry. The Company is currently in compliance with the listing requirements of the New York Stock Exchange relating to audit committee qualification, and the Board has determined that its Audit Committee possesses sufficient financial expertise to effectively discharge its obligations.

Compensation of Directors

        During the 2004 Fiscal Year, each Director (other than Scott Rudolph and Michael C. Slade, who are officers of the Company, and Arthur Rudolph, who is a consultant to the Company) earned an annual retainer of $50,000 for services rendered as Directors. In addition, each non-management Director is entitled to reimbursement for out-of-pocket expenses to attend meetings. Except as described below, the Company does not offer a pension plan or other compensation to its non-management Directors. Any Director who is an officer of the Company does not receive additional compensation for his services as a Director.

        The Company has adopted a mandatory retirement age policy that applies to each member of the Board, other than Arthur Rudolph, the Company's founder. Under this superannuation policy, no person who has reached the age of 73 can stand for election to the Board. Each member of the Board who has served on the Board for at least fifteen years and who retires from the Board solely as a result of this superannuation policy will continue to receive the annual Board retainer in effect on the retirement date until the earlier of the tenth anniversary of the retirement date or his or her death.

        Effective January 1, 1997, the Company entered into a consulting agreement with Rudolph Management Associates, Inc. for the services of Arthur Rudolph, a Director and founder of the Company. The agreement has been renewed for a successive two-year term, ending December 31, 2005. The agreement provides for a consulting fee in the annual amount of $450,000 for the period ending December 31, 2005, payable in monthly installments. Pursuant to the consulting agreement, Mr. Rudolph will receive certain fringe benefits accorded to other executives of the Company.

Communication with Directors

        Stockholders wishing to communicate with the Board of Directors may do so in one of four ways: in person at the Meeting, by mail, by telephone or via the Internet. Mail addressed to the Directors can be sent to: NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attn: Secretary, indicating it to be a correspondence to a particular member(s) of the Board or the Board in its entirety. All mail received will be opened and screened for security purposes. The mail will then be logged in, and all mail other than mail determined by the Company's chief legal officer to be trivial or obscene will be forwarded to the particular Director in question or to the Board of Directors in its entirety, as requested in the stockholder's correspondence in question. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Obscene items will not be forwarded.

        Stockholders wishing to communicate only with non-management Directors may do so by calling toll free at 1.866.850.8624 or via the Internet at www.reportit.net, in either case using the username "NBTY" and the password "holder". Copies of any such communication will be forwarded to each non-management Director.

        It is the Company's policy that all Directors attend annual meetings of stockholders. All Directors attended the 2004 Annual Meeting of Stockholders.

Principal Stockholders and Security Ownership of Management

        The following table sets forth the number of shares of Common Stock beneficially owned as of December 24, 2004 by (i) each Director of the Company; (ii) the executive officers named in the Summary Compensation Table set forth below; (iii) the Directors and executive officers as a group; (iv) each person or entity known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock; and (v) and the Company's Retirement Savings Plan.

Directors	Number of Shares Beneficially Owned(a)	Percent of Class(a)
Scott Rudolph(b)	8,162,227	11.7%
Arthur Rudolph(c)	360,392	*
Aram G. Garabedian	3,000	*
Bernard G. Owen(d)	30,000	*
Alfred Sacks	15,500	*
Murray Daly(e)	5,000	*
Glenn Cohen	—	—
Michael L. Ashner	50,000	*
Michael C. Slade(f)	1,598,428	2.4%
Peter J. White(g)	8,400	*
Other Named Executive Officers
Harvey Kamil(h)	1,617,642	2.4%
William J. Shanahan(i)	211,113	*
James P. Flaherty(j)	83,369	*
Directors and Executive Officers
All Directors and Executive Officers as a group (13 persons)	12,145,071	17.2%
Other
NBTY, Inc. Employees' Stock Ownership Plan(k)	2,541,106	3.8%

An asterisk (*) in the above table means percentage ownership of less than one percent.

(a)
This column includes shares which directors, executive officers and certain other holders have the right to acquire within 60 days. Except as otherwise indicated, each person and entity has the sole voting and investment power with respect to the shares set forth in the table.
(b)
Includes (i) options to purchase 2,810,000 shares of Common Stock which are presently exercisable and (ii) 62,641 shares of Common Stock held in the Company's Employees' Stock Ownership Plan ("ESOP").
(c)
Includes (i) 40,000 shares of Common Stock owned by Mr. Arthur Rudolph's wife, as to which Mr. Arthur Rudolph disclaims beneficial ownership, and (ii) options to purchase 60,000 shares of Common Stock which are presently exercisable.
(d)
Represents 30,000 shares of Common Stock held in a trust for the benefit of Mr. Owen's children.
(e)
Represents options to purchase 5,000 shares of Common Stock which are presently exercisable.
(f)
Includes (i) options to purchase 100,000 shares of Common Stock which are presently exercisable, (ii) 530,847 shares held in a trust for the benefit of Mr. Slade's wife, as to which Mr. Slade disclaims beneficial ownership, (iii) 100,000 shares held by the Michael and Ruth Slade Foundation, as to which Mr. Slade disclaims beneficial ownership, and (iv) 2,400 shares of Common Stock held in the Company's ESOP.
(g)
Includes 1,000 shares of Common Stock owned by Mr. White's wife and 2,000 shares held in a trust for the benefit of Mr. White's wife, in each case as to which Mr. White disclaims beneficial ownership.

(footnotes continued on next page)

(footnotes continued from prior page)

(h)
Includes options to purchase 425,000 shares of Common Stock which are presently exercisable and 89,767 shares of Common Stock held in the Company's ESOP.
(i)
Includes options to purchase 70,000 shares of Common Stock which are presently exercisable and 46,613 shares of Common Stock held in the Company's ESOP.
(j)
Includes 47,012 shares of Common Stock held in the Company's ESOP.
(k)
Excludes shares of Common Stock beneficially owned by the named executive officers through the ESOP. Fidelity Management Trust Company is the Trustee for the ESOP.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to the CEO and the four other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2004 for services rendered to the Company during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)	All Other Compensation ($)(1)
Scott Rudolph	2004	764,278	1,000,000	(2)	—	34,983
Chairman	2003	750,000	600,000	(2)	—	33,477
and Chief Executive Officer	2002	710,197	600,000	(2)	—	30,942
Harvey Kamil	2004	427,996	400,000	(2)	—	25,632
President and	2003	420,000	300,000	(2)	—	24,752
Chief Financial Officer	2002	383,656	250,000	(2)	—	21,603
Michael C. Slade	2004	353,100	50,000	(2)	—	10,469
Senior Vice President and	2003	341,994	90,000	(2)	—	9,575
Secretary	2002	322,692	70,000	(2)	—	6,428
James P. Flaherty	2004	243,654	212,643	(2)	—	20,469
Senior Vice President—	2003	228,365	65,000	(2)	—	19,589
Marketing and Advertising	2002	212,692	65,000	(2)	—	13,740
William J. Shanahan	2004	204,471	120,000	(2)	—	20,469
Vice President—	2003	191,972	75,000	(2)	—	19,589
Information Systems	2002	181,711	75,000	(2)	—	16,428

(1)
Represents amounts contributed by the Company to NBTY's 401(k) Savings Plan and the NBTY, Inc. Employees' Stock Ownership Plan and the Company's payment of life insurance premiums as described under "Deferred Compensation Agreements" below.

(2)
Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported under the headings of "Salary" and "Bonus".

Deferred Compensation Agreements

        The Company has entered into a deferred compensation agreement with each executive officer named in the Summary Compensation Table that provides for post-retirement payments and payments upon the officer's death or disability as described below. Each agreement requires the Company to maintain a variable life insurance policy on the life of the officer.

        Upon retirement at age sixty-five, the officer will be entitled to receive the cash surrender value of the insurance policy maintained on his life, to be paid over a period not to exceed ten years. The cash surrender value of the policy will vary over time, including during the post-retirement payment period. The officer may elect to receive a distribution of the policy in lieu of the last cash payment that would otherwise be paid.

        If the officer dies while employed by the Company or retires and dies before receiving all of the post-retirement payments, the officer's beneficiary will be entitled to receive a lump sum payment in amount equal to the death benefit under the insurance policy in full discharge of all of the Company's obligations under the agreement.

        If the officer's employment with the Company is terminated involuntarily due to a permanent disability (as defined in the agreement) prior to the officer's voluntary retirement from the Company, the officer will be entitled to receive a lump sum payment equal to the cash surrender value of the insurance policy in full discharge of all of the Company's obligations under the agreement. Alternatively, the officer may elect to have the insurance policy transferred to him to continue coverage thereunder personally and the Company will have discharged in full its obligations under the agreement.

        The officer will not be entitled to any benefits under the agreement if his employment with the Company is terminated under circumstances other than as described above.

        As of September 30, 2004, the cash surrender value and death benefit under the variable life insurance policies maintained by the Company in connection with these agreements is as follows:

Executive Officer	Cash Surrender Value	Death Benefit
Scott Rudolph	$187,920	$2,500,000
Harvey Kamil	$113,202	$810,000
Michael C. Slade	$6,352	$200,000
James P. Flaherty	$53,460	$375,000
William J. Shanahan	$61,362	$375,000

Option Grants in Last Fiscal Year

        The Company did not grant any stock options to any of the executive officers named in the Summary Compensation Table during the 2004 Fiscal Year. The Company's stock option plans do not provide for the granting of stock appreciation rights.

Aggregated Option Exercises in the 2004 Fiscal Year and Fiscal Year-End Option Values

        The following table shows information concerning option exercises by the executive officers named in the Summary Compensation Table and the number and the value at the end of the 2004 Fiscal Year of unexercised in-the-money options to purchase Common Stock granted to those executive officers.

			Number of Securities Underlying Unexercised Options at 9/30/04 (#)	Value of Unexercised In-The-Money Options at 9/30/04 ($)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable/ Unexercisable(a)	Exercisable/ Unexercisable(b)
Scott Rudolph	—	—	2,810,000/0	$44,243,950/0
Harvey Kamil	100,000	1,433,356	425,000/0	6,726,555/0
Michael C. Slade	—	—	100,000/0	1,596,941/0
James P. Flaherty	—	—	0/0	0/0
William J. Shanahan	—	—	70,000/0	1,126,090/0

(a)
The securities underlying the options are shares of Common Stock.

(b)
Based on the $21.56 closing price of Common Stock on September 30, 2004, less the exercise price payable for such Common Stock.

Employment Agreements

        Scott Rudolph Employment Agreement.    The Company has entered into an employment agreement with Mr. Scott Rudolph (the "Rudolph Agreement"), superseding Mr. Rudolph's prior employment agreement with the Company. The Rudolph Agreement was effective October 1, 2002. Pursuant to the Rudolph Agreement, Mr. Rudolph currently serves as Chairman of the Board and Chief Executive Officer of the Company. The initial term of the Rudolph Agreement is five years, subject to automatic one-year extensions, unless either the Company or Mr. Rudolph provides specified notice to the contrary. Mr. Rudolph is required to devote to the Company substantially all of his working time, attention and efforts. Under the Rudolph Agreement, during the 2004 Fiscal Year Mr. Rudolph received a base salary of $764,278 and certain fringe benefits accorded to the other senior executives of NBTY. Mr. Rudolph is also eligible to earn an annual bonus targeted at not less than 50% of his base salary, as determined by the Compensation and Stock Option Committee of the Board, taking into account the achievement by the Company of certain performance goals.

        Mr. Rudolph has the right to terminate the Rudolph Agreement in the event of a material breach by the Company or for other "good reason" (as defined in the Rudolph Agreement). In such event, or if the Company terminates Mr. Rudolph's employment without cause (as defined in the Rudolph Agreement), (i) Mr. Rudolph will be entitled to receive a lump sum amount equal to the greater of: (1) the base salary, automobile allowance and annual bonus (in the amount of 50% of his then base salary) that would be payable for the remaining term of the Rudolph Agreement had such termination not taken place, and (2) three times the sum of (x) his then base salary plus (y) the annual bonus Mr. Rudolph received in the year preceding such termination, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and (iii) Mr. Rudolph would be entitled to receive a payment sufficient to offset the effects of any excise tax ("Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, if a Change of Control (as defined in the Rudolph Agreement) of the Company occurs after such termination of employment.

        Upon termination of Mr. Rudolph's employment with the Company, following a Change of Control of the Company, Mr. Rudolph would (i) be entitled to receive a lump sum amount equal to 2.99 times the average compensation received by Mr. Rudolph during the five years immediately preceding such termination, (ii) become vested in all outstanding equity incentive awards (including stock options), (iii) have the right to receive a cash payment equal to the "spread" on all outstanding stock options, and (iv) be entitled to a payment sufficient to offset the effects of any Excise Tax.

        During the term of the Rudolph Agreement (and, in the event Mr. Rudolph terminates his employment other than for good reason or the Company terminates Mr. Rudolph's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Rudolph will be subject to certain non-competition requirements.

        Harvey Kamil Employment Agreement.    The Company has entered into an employment agreement with Mr. Harvey Kamil (the "Kamil Agreement"), superseding Mr. Kamil's prior employment agreement with the Company. The Kamil Agreement was effective October 1, 2002. Pursuant to the Kamil Agreement, Mr. Kamil currently serves as President and Chief Financial Officer of the Company. The initial term of the Kamil Agreement is five years, subject to automatic one-year extensions, unless either the Company or Mr. Kamil provides specified notice to the contrary. Mr. Kamil is required to devote to the Company substantially all of his working time, attention and efforts. Under the Kamil Agreement, during the 2004 Fiscal Year Mr. Kamil received a base salary of $427,996 and certain fringe benefits accorded to the other senior executives of NBTY. Mr. Kamil is also eligible to earn an annual bonus targeted at not less than 50% of his base salary, as determined by the Compensation and Stock Option Committee of the Board, taking into account the achievement by the Company of certain performance goals.

        Mr. Kamil has the right to terminate the Kamil Agreement in the event of a material breach by the Company or for other "good reason" (as defined in the Kamil Agreement). In such event, or if the Company terminates Mr. Kamil's employment without cause (as defined in the Kamil Agreement), (i) Mr. Kamil will be entitled to receive a lump sum amount equal to the greater of: (1) the base salary, automobile allowance and annual bonus (in the amount of 50% of his then base salary) that would be payable for the remaining term of the Kamil Agreement had such termination not taken place, and (2) three times the sum of (x) his then base salary plus (y) the annual bonus Mr. Kamil received in the year preceding such termination, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and (iii) Mr. Kamil would be entitled to receive a payment sufficient to offset the effects of any Excise Tax, if a Change of Control (as defined in the Kamil Agreement) of the Company occurs after such termination of employment.

        Upon termination of Mr. Kamil's employment with the Company, following a Change of Control of the Company, Mr. Kamil would (i) be entitled to receive a lump sum amount equal to 2.99 times the average compensation received by Mr. Kamil during the five years immediately preceding such termination, (ii) become vested in all outstanding equity incentive awards (including stock options), (iii) have the right to receive a cash payment equal to the "spread" on all outstanding stock options, and (iv) be entitled to a payment sufficient to offset the effects of any Excise Tax.

        During the term of the Kamil Agreement (and, in the event Mr. Kamil terminates his employment other than for good reason or the Company terminates Mr. Kamil's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Kamil will be subject to certain non-competition requirements.

        Holland & Barrett Agreements.    Five members of Holland & Barrett's senior executive staff have service contracts, terminable by the Company upon twelve months' notice. The aggregate commitment for these salaries as of September 30, 2004 was approximately $1,284,000 per year.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

        The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is composed of Murray Daly (Chairman), Aram G. Garabedian and Alfred Sacks. The Compensation Committee is comprised entirely of independent Directors. The Compensation Committee is charged with assisting the Board in (i) developing and periodically reviewing compensation policies for the Company, including stock options, restricted stock and similar rewards, consistent with and linked to the Company's strategies; (ii) evaluating the performance of the Company's Chief Executive Officer and determining his compensation annually; (iii) recommending the compensation of the Company's other officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs; (v) recommending to the Board the fees of outside directors; (vi) reviewing and approving new Company benefit plans and amendments to existing benefit plans; (vii) approving all equity-based compensation plans; and (viii) reviewing benefit plan administration.

Executive Officer Compensation Policies

        Executive officers' overall compensation generally includes base salary, executive benefits, and if appropriate, a performance bonus. Factors considered have typically included the results of the performance review of each executive officer's performance and an evaluation of the significance of the executive's contribution to the Company. The overall compensation program has been designed to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company.

        The Compensation Committee believes that Company tenure and the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Compensation Committee believes that the performance-based bonus structure is of key importance. Accordingly, for officers in charge of sales divisions, a material portion of total bonus eligibility is tied to year-over-year improvement in financial and operational indicators measured at that divisional level. For officers in charge of corporate departments, bonuses are based in large part on improvements in the performance of that department. The Compensation Committee believes that these standards serve to align the interests of executives with those of stockholders.

        The Company has attempted to set the base salary of its executive officers to be competitive within the nutritional supplement industry. In addition, base salaries have reflected the Company's operating philosophy, strategic direction and cost-conscious orientation. The Company conducts performance reviews to determine and adjust each executive officer's base salary. During the past 3 years, stock options have not been a component of executive officers' total compensation, as the Compensation Committee determined it was not necessary to grant stock options to further incentivize executive officers during that period. The Company provides company cars to all of its executive officers.

        The Compensation Committee has determined generally to retain base salary, stock options, benefits and performance bonuses as components in the Company's overall executive compensation. In setting the compensation levels for executive officers, the Compensation Committee expects to be guided by the following considerations:

  •
  compensation levels should be competitive with compensation generally being paid to executives in other nutritional supplement companies;

  •
  a significant portion of each officer's compensation may be awarded in the form of stock options to closely link stockholder and executive interests and to encourage stock ownership by executive officers;

  •
  each individual officer's compensation should, to the extent possible, reflect the performance of the Company as a whole, the performance of the officer's business unit, and the performance of the individual executive; and

  •
  executive compensation should reflect the Company's unique, entrepreneurial and cost-conscious orientation.

Summary

        The Compensation Committee is committed to attracting, motivating and retaining individuals who will help the Company meet the increasing challenges of the nutritional supplement industry. The Compensation Committee recognizes its responsibility to the Company's stockholders to increase the value of the Common Stock and intends to continue to review, establish and implement compensation policies that are consistent with competitive practices, are based on the Company's and the officers' performance and permit the Company to attract, motivate and retain executives who will lead the Company and increase stockholder value.

        The Compensation Committee annually establishes the base salary and incentive compensation that will be paid to the Company's Chief Executive Officer. The Compensation Committee recommends to the Board for the Board's approval the compensation for each of the Company's officers other than the Chief Executive Officer. In setting or recommending compensation, the Compensation Committee generally takes into account a number of factors, including the Company's results of operations and other Company performance measures, competitive compensation data, comparisons of salaries, incentive compensation terms and responsibilities among the Company's executive officers, the desired proportion of incentive compensation in the executive officer's total compensation and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance. The Compensation Committee does not generally assign greater weight to any one or more such factors than to others.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that the performance bonuses, which are based upon the performance of the Company or its relevant division or operating unit, and stock options granted by the Compensation Committee under the Company's stock option plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, shall be treated as "performance-based compensation."

Chief Executive Officer Compensation

        Scott Rudolph was the Company's Chief Executive Officer during the 2004 Fiscal Year. Mr. Rudolph's compensation for the 2004 Fiscal Year was comprised of base salary and bonus. In determining Mr. Rudolph's compensation, the Compensation Committee considered (i) the compensation of Chief Executive Officers in other publicly held and similarly sized companies, including companies operating in the Company's industry, (ii) the Company's revenue growth and performance against its business plan, and (iii) Mr. Rudolph's individual performance. In particular, the Compensation Committee considered Mr. Rudolph's significant contributions to the operations of the Company, including his successful integration of corporate acquisitions, his contribution to the international diversification of the Company, his success in diversifying the Company's customer base, and the Company's meeting or exceeding EBITDA targets.

COMPENSATION COMMITTEE
Murray Daly, Chairman Aram G. Garabedian Alfred Sacks

        The foregoing report of the Compensation Committee is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

        At September 30, 2004, the Company's Compensation Committee consisted of Messrs. Nathan Rosenblatt, Murray Daly and Alfred Sacks. Messrs. Rosenblatt and Daly were appointed to the committee during the 2004 Fiscal Year to replace Messrs. Arthur Rudolph and Glenn Cohen, who had served on the committee up to that point. See "Compensation of Directors" and "Independence of Board Members" above, as well as "Certain Relationships and Related Transactions", below, for descriptions of payments to Messrs. Rudolph and Cohen during the 2004 Fiscal Year.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the 2004 Fiscal Year.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the 2004 Fiscal Year with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants for the 2004 Fiscal Year, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the New York Stock Exchange, where the Company's Common Stock is listed, applicable to members of audit committees.

        The accounting firm of Deloitte & Touche LLP served as the Company's independent auditor for the 2004 Fiscal Year. As stated in Proposal 2, the Board has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending September 30, 2005.

        Audit services performed by Deloitte & Touche LLP during the 2004 Fiscal Year consisted of the examination of the Company's financial statements and services related to the Company's filings with the SEC. Other services provided by Deloitte & Touche LLP during the 2004 Fiscal Year included tax compliance and planning advice. All fees paid to Deloitte & Touche LLP and all services provided by Deloitte & Touche LLP during the 2004 Fiscal Year were reviewed and considered for independence by the Audit Committee.

Audit Fees

        Aggregate fees billed to the Company for the fiscal year ended September 30, 2004 represents fees billed by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") and the Company's prior principal accounting firm, PricewaterhouseCoopers LLP. Aggregate fees billed to the Company for the fiscal year ended September 30, 2003 represents fees billed by the Company's prior principal accounting firm, PricewaterhouseCoopers LLP:

Type of Fee	Fiscal 2004	Fiscal 2003
Audit Fees	$1,014,000	$766,000
Audit Related Fees	$503,000	$2,022,000
Tax Fees	$1,082,000	$672,000

Total	$2,599,000	$3,460,000

        The Audit fees for the years ended September 30, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory audits. For Fiscal 2004 audit fees for services performed by Deloitte & Touche LLP and PricewaterhouseCoopers LLP were $756,000 and $258,000, respectively.

        The Audit Related fees as of the years ended September 30, 2004 and 2003 were for services related to due diligence and audits in connection with acquisitions, internal control reviews, and an employee benefit plan audit. For Fiscal 2004 audit related fees for services performed by Deloitte & Touche LLP and PricewaterhouseCoopers LLP were $49,000 and $454,000, respectively.

        Tax fees as of the years ended September 30, 2004 and 2003 were for services related to tax compliance, international tax planning and strategies, and state and local tax advice. For Fiscal 2004 tax fees for services performed by Deloitte & Touche LLP and PricewaterhouseCoopers LLP were $566,000 and $516,000, respectively.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The Charter for the Audit Committee of the Company's Board of Directors provides that the Audit Committee pre-approve, on an annual basis, the audit, audit-related, tax and other non-audit services to be rendered by the Company's accountants based on historical information and anticipated requirements for the following fiscal year. The Audit Committee must pre-approve specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the 2004 Fiscal Year.

AUDIT COMMITTEE
Michael L. Ashner, Chairman Alfred Sacks Peter J. White

STOCK PRICE PERFORMANCE GRAPH

        The following graph illustrates, for the period from September 30, 1999 (Base Year) through September 30, 2004, the cumulative total stockholder return of $100 invested in the Company's Common Stock, the New York Stock Exchange Composite (US), the NYSE Health Products Index (the "Current Peer Group"), the Nasdaq Stock Market (U.S.) and Nasdaq Health Services Index (the "Former Peer Group").

        The Company's Common Stock was traded on the Nasdaq Stock Market until September 19, 2003, at which time it was listed on the New York Stock Exchange. For the fiscal year ended September 30, 2003, the Company compared the performance of its Common Stock with the Former Peer Group and the Nasdaq Stock Market (U.S.). Following the Company's listing on the New York Stock Exchange, management has determined that the New York Stock Exchange and the Current Peer Group are more appropriate benchmarks for the Common Stock.

        The comparisons reflected in the graph are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NBTY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ HEALTH SERVICES INDEX, THE NYSE COMPOSITE (US) INDEX
AND THE NYSE HEALTH PRODUCTS INDEX

*
$100 invested on 9/30/99 in stock or index—including reinvestment of dividends.
Fiscal year ending September 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires NBTY's directors, executive officers, and persons who own more than ten percent of NBTY's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than ten percent stockholders are required by the SEC regulations to furnish NBTY with copies of all Forms 3, 4 and 5 they file with the SEC.

        Based solely on NBTY's review of the copies of the SEC filings it has received, or written representations from certain reporting person that no Form 5's were required for these persons, NBTY believes that, except as indicated below, all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to the 2004 Fiscal Year.

        Messrs. Alfred Sacks, Peter J. White and Murray Daly each filed late one Form 4, in each case relating to one transaction in Company securities.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        The Company has adopted a Code of Ethics for its directors, officers and employees, including its senior financial officers and Chief Executive Officer. The Code of Ethics is available on the Company's web site: www.nbty.com. The Company will also provide a copy of such Code of Ethics to any person upon written request made to the Company's Secretary at 90 Orville Drive, Bohemia, NY 11716. It is the Company's intention to disclose any waivers of, or amendments to, such Code of Ethics on its web site: www.nbty.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had, and in the future may continue to have, business transactions with individuals and firms affiliated with certain of the Company's directors and executive officers. Each such transaction has been in the ordinary course of the Company's business.

        During the 2004 Fiscal Year, the following transactions occurred:

  A.
  Gail Radvin, Inc., a corporation wholly-owned by Gail Radvin, received commissions from the Company totaling approximately $732,000 on account of sales in certain foreign countries and had trade receivable balances of approximately $3,772,000 as of September 30, 2004. Gail Radvin is the sister of Arthur Rudolph (a director of the Company) and the aunt of Scott Rudolph (Chairman and Chief Executive Officer of the Company).

  B.
  The Company paid approximately $450,000 to Rudolph Management Associates, Inc., pursuant to the Consulting Agreement between the Company and Rudolph Management Associates, Inc. Mr. Arthur Rudolph, a director of the Company and the father of Scott Rudolph, is the President of Rudolph Management Associates, Inc.

  C.
  Certain members of the immediate families (as defined in Rule 404 of Regulation S-K) of Arthur Rudolph, Scott Rudolph and Michael Slade (each a director of the Company) are employed by the Company. During the 2004 Fiscal Year, these immediate family members received aggregate compensation and fringe benefits from the Company totaling approximately $1,199,000 for services rendered by them as associates of the Company.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2005.

        Deloitte & Touche LLP ("Deloitte") has served the Company and it subsidiaries as independent auditors since March 19, 2004. Effective March 19, 2004, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants. The reports of PwC on the Company's financial statements for the fiscal years ended September 30, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2002 and 2003, and through March 19, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in its reports on the financial statements for such years, nor were there any reportable events (as defined in Item 304(a)(1) of Regulation S-K).

        Effective March 19, 2004, the Company engaged Deloitte as its new independent accountants. The Company had not consulted Deloitte during the fiscal years ending September 30, 2003 and 2002, or through March 19, 2004, with regard to either the application of accounting principles to a completed or proposed specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1) of Regulation S-K).

        The Audit Committee approved the decision to change independent accountants.

        Representatives of Deloitte will be present at the Meeting and will be available to respond to appropriate questions from stockholders. Representatives of Deloitte will have an opportunity to make a statement if they desire to do so.

        Additional information regarding fees paid to Deloitte can be found in the "Report of the Audit Committee" beginning on page 15.

Vote Required for Ratification of Appointment of Independent Auditors

        Stockholder approval is not required for the appointment of Deloitte & Touche LLP, as the Audit Committee of the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Meeting. No determination has been made as to what action the Audit Committee of the Board of Directors would take if stockholders do not ratify the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

EXPENSES OF SOLICITATION

        All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instruments may be solicited by Directors, officers and associates of the Company in person or by Internet, telephone, telegram or other means of communication. American Stock Transfer & Trust Company ("AST") is the Company's transfer agent, and as part of the Company's annual fee and services arrangement with AST, AST assists in the solicitation and distribution of proxies at no additional charge. AST will be reimbursed for its out-of-pocket expenses in connection with such services. The Company's Directors, officers and associates will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements will also be made with brokers, custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such brokers, custodians, nominees and fiduciaries. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and proxy and for consideration at the next Annual Meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next Annual Meeting, stockholder proposals must be received by the Company no later than September 9, 2005, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's Amended and Restated By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an Annual Meeting of stockholders. To be timely, stockholder's notice must be delivered to, or mailed by registered or certified mail, return receipt requested, and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 70 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. If a stockholder who has notified the Company of his or her intention to present a proposal at an Annual Meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        A copy of the Company's Annual Report on Form 10-K for the 2004 Fiscal Year, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to: NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, or may be accessed on the Company's web site at www.nbty.com under the link "SEC Filings".

BY ORDER OF THE BOARD OF DIRECTORS,

Scott Rudolph Chairman of the Board and Chief Executive Officer

Bohemia, New York
January 7, 2005

NBTY, INC.

90 Orville Drive
Bohemia, New York 11716

Annual Meeting of Stockholders to be held on
February 7, 2005 at 10:00 A.M., Local Time

        The undersigned hereby appoints Harvey Kamil and Michael C. Slade as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side, all shares of Common Stock of NBTY, INC. (the "Company") held of record by the undersigned on January 4, 2005, at the Annual Meeting of Stockholders to be held at 2100 Smithtown Avenue, Ronkonkoma, New York 11779, on February 7, 2005 at 10:00 AM, local time, for the purpose of considering and taking action on the proposals set forth on the reverse side:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

NBTY, INC.

February 7, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC. DIRECTORS RECOMMEND: AVOTE FOR ELECTION OF DIRECTORS AND AVOTE FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	Election of Directors:	2.	RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐ ☐	Scott Rudolph Peter J. White Murray Daly	"NOTE" THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAYPROPERLYCOME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or a limited liability company, please sign in partnership or a limited liability company name, as the case may be, by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

NBTY, INC.

February 7, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
                                                        —OR—
 TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                                                        —OR—
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before meeting date.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC.
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF DIRECTORS AND A VOTE FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:			2.	RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	( ) ( ) ( )	Scott Rudolph Peter J. White Murray Daly	"NOTE"		THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or a limited liability company, please sign in partnership or a limited liability company name, as the case may be, by authorized person.

QuickLinks

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG NBTY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE NASDAQ HEALTH SERVICES INDEX, THE NYSE COMPOSITE (US) INDEX AND THE NYSE HEALTH PRODUCTS INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXPENSES OF SOLICITATION
PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS
OTHER MATTERS